UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At a meeting of the shareholders of Apollo Gold Corporation (“Apollo”) held on May 24, 2006, the shareholders approved an amended Stock Option Incentive Plan (the “Amended Plan”). The Amended Plan contained the following amendments, among others, to the previously existing Stock Option Incentive Plan:

(1) The number of shares of common stock of Apollo (“Common Stock”) which may be issued pursuant to stock options previously granted under the previously existing Stock Option Incentive Plan and those granted under the Amended Plan may not exceed the lesser of: (a) 10% of the issued and outstanding shares of Common Stock, from time to time; and (b) 12,139,686 shares of Common Stock. Under the previously existing Stock Option Incentive Plan, 4,805,904 shares of Common Stock were permitted to be issued pursuant to stock options granted.

(2) The Amended Plan will be submitted to shareholders for approval every three years in order to renew the Amended Plan. Under the previously existing Stock Option Incentive Plan, shareholder approval was only required when the plan was amended.

(3) Under the Amended Plan, the exercise price under stock options granted may either be in Canadian dollars or United States dollars. If the exercise price is in Canadian dollars, the exercise price shall not be lower than the closing price on the Toronto Stock Exchange on the trading day prior to the date of the grant. If the exercise price is in United States dollars, the exercise price shall not be lower than the greater of: (a) the closing price on the American Stock Exchange on the trading day prior to the date of the grant, or (b) the closing price on the Toronto Stock Exchange (such closing price converted into United States dollars using the Bank of Canada noon nominal rate of exchange on the same date as such closing price) on the trading day prior to the date of the grant. Under the previously existing Stock Option Incentive Plan, the exercise price was not permitted to be lower than the closing price on the Toronto Stock Exchange on the trading day prior to the date of the grant.

(4) The Amended Plan includes provisions to address compliance with the deferred compensation rules contained in the recently enacted Section 409A of the United States Internal Revenue Code of 1986, as amended.

(5) The number of options which may be issued to “Insiders” (as defined in the Amended Plan) within any one year period under the Amended Plan cannot exceed 750,000.

(6) The Amended Plan also contains certain other clarifying changes.

The foregoing description is subject to, and qualified in its entirety by, the Amended Plan which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

Exhibit No.	Description
10.1
Apollo Gold Corporation Stock Option Incentive Plan, as amended and restated May 24, 2006 (incorporated by reference to Schedule B to Apollo Gold Corporation’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2006

APOLLO GOLD CORPORATION

	By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development